SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities pursuant to section 12(b) or (g) of the of the Securities Exchange Act of 1934


CORTEX SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

98-0353403
(IRS Employer Identification Number)


777 Royal Oak Drive
Suite 310
Victoria, British Columbia
Canada V8X 5K2
(Address of principal executive offices)


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Securities to be registered pursuant to section 12(b) of the Act:

Title of each class to be so registered:

Not Applicable

Name of each exchange on which each class is to be registered:

Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:

Form SB-2; File no. 333-72392

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class:

Common Stock, par value $0.0001



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Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File no.333-72392) is incorporated by reference into this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file no. 333-72392 on March 8, 2002.
Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.		Document Description

3.01			Articles of Incorporation
3.02 			Bylaws
5.01			Legal Opinion Letter
5.02			Supplemental Letter from Legal Counsel
23.01			Auditor Consent Letter
23.02			Counsel Consent Letter (filed with Exhibit 5.01)
99.01			Subscription Agreement
99.13			Promissory Note
99.14			Promissory Note




SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of December, 2002.




Registrant:       CORTEX SYSTEMS INC.


BY:   /s/ Kenneth H. Finkelstein
      Kenneth H. Finkelstein, President, Chief Financial Officer,
      Principal Accounting Officer, a member of the Board of Directors